Exhibit 16.1



July 27, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Electric & Gas Technology, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 27, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,




/s/ Lightfoot Guest Moore & Co., PC